UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 13, 2021

VERDE BIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5750 Genesis Court, Suite 220B

Frisco, Texas 75034

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On December 13, 2021, Verde Bio Holdings, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement (“Purchase Agreement”) with GHS Investments, LLC (“GHS”) related to the purchase of up to $1,000,000 of the Company’s newly designated Series C Convertible Preferred Shares.

A form of the Purchase Agreement and the Certificate of Designation are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

On December 14, 2021, the Company executed a Letter of Intent (“LOI”) for the purchase of certain biodiesel production facilities.  A copy of the LOI is attached.

A form of the LOI is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
10.1	Purchase Agreement
10.2	Certificate of Designation (filed as Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed on December 15, 2021)
10.3	Letter of Intent
99.1	Press Release issued December 16, 2021

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 16th day of December, 2021.

VERDE BIO HOLDINGS, INC.
By:	/s/ Scott A. Cox
	Name:	Scott A. Cox
	Title:	Chief Executive Officer